Exhibit (a)(i)

AMENDMENT NO. 1 TO third amended and restated DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO third amended and restated DEPOSIT AGREEMENT, dated as of [●], 2019 (the “2019 Amendment”), by and among PJSC ROSTELECOM, a public joint stock company organized under the laws of the Russian Federation (the “Company”), Citibank, N.A., a national banking association organized under the laws of the United States of America (“Citibank”) and acting in its capacity as successor Depositary (the “Depositary”) under the Original Deposit Agreement (as hereinafter defined), and all Holders (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Shares outstanding under the Original Deposit Agreement.

WITNESSETH THAT:

WHEREAS, the Company and JPMorgan Chase Bank, N.A. (the “Original Depositary”) entered into that certain Deposit Agreement, dated as of February 1, 1998, and as amended by that certain Amended and Restated Deposit Agreement, dated as of December 30, 2002, and as further amended by that certain Second Amended and Restated Deposit Agreement, dated as of January 5, 2010, and as further amended by that certain Third Amended and Restated Deposit Agreement, dated as of May 11, 2016 (the “Original Deposit Agreement”), for the creation of American Depositary Shares (“ADSs”) representing Deposited Property (as hereinafter defined) deposited thereunder and for the execution and delivery of American Depositary Receipts (“ADRs”) in respect of the ADSs; and

WHEREAS, the Company has transferred the ADR facility under the Original Deposit Agreement to Citibank as the successor Depositary and has appointed Citibank as successor Depositary with all conditions to the effectiveness of the foregoing having been met and therefore all references in the Original Deposit Agreement, and in any ADR then outstanding, to the “Depositary” mean Citibank, in its capacity as Depositary; and

WHEREAS, the Company desires to amend certain provisions of the Original Deposit Agreement, the ADRs currently outstanding, and the form of ADR annexed to the Original Deposit Agreement to reflect such changes; and

WHEREAS, the Company will give notice thereof to all Holders of ADSs outstanding as of the date hereof; and

WHEREAS, Citibank is acting as Depositary for such ADR facility upon the terms set forth in the Deposit Agreement (as hereinafter defined); and

WHEREAS, pursuant to paragraph 16 of the form of ADR annexed as Exhibit A to the Original Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Original Deposit Agreement, the ADRs currently outstanding, and the form of ADR annexed to the Original Deposit Agreement as Exhibit A for the purposes set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary (acting as successor depositary to the Original Depositary pursuant to Section 12 of the Original Deposit Agreement) hereby agree to amend the Original Deposit Agreement, the ADRs currently outstanding, and the form of ADR annexed as Exhibit A to the Original Deposit Agreement as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01                      Definitions. Unless otherwise specified in this 2019 Amendment, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Deposit Agreement.

SECTION 1.02                      Effective Date. The term “Effective Date” shall mean the date set forth above and, subject to Section 2.01 of this 2019 Amendment, as of which this 2019 Amendment shall become effective.

ARTICLE II
AMENDMENTS TO ORIGINAL DEPOSIT AGREEMENT

SECTION 2.01                      Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the Original Deposit Agreement, as amended by this 2019 Amendment (as so amended, the “Deposit Agreement”), shall be binding on all Holders (as hereinafter defined) and Beneficial Owners (as hereinafter defined) of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date, except that any amendment to the Original Deposit Agreement effected by this 2019 Amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT costs, delivery costs or such other expenses), or that otherwise prejudices any substantial existing right of Holders and Beneficial Owners, shall not become effective as to Holders and Beneficial Owners of ADSs issued under the Original Deposit Agreement and outstanding as of the Effective Date until the expiration of thirty (30) days after notice of this 2019 Amendment shall have been given to the Holders of such ADSs in accordance with the terms of paragraph 16 of the form of ADR annexed to the Original Deposit Agreement.

SECTION 2.02                      Amendment to Original Deposit Agreement and Outstanding ADRs. Notwithstanding anything contained in the Original Deposit Agreement or in any ADR outstanding as of the Effective Date:

(a)	From and after the Effective Date, all references in the Original Deposit Agreement, and in any ADR then outstanding, to the “Depositary” will mean Citibank, in its capacity as Depositary, and all references therein to the Depositary’s office shall mean: 388 Greenwich Street, New York, New York 10013, U.S.A.

(b)	From and after the Effective Date, the Custodian will continue to be Sberbank of Russia, whose principal office is presently located at 19 Vavilova Street, Moscow 119997, Russia, and as a result, from and after the Effective Date, all references in the Original Deposit Agreement, and in any ADR then outstanding, to the “Custodian” will continue to mean Sberbank of Russia, as the Custodian appointed by Citibank, as Depositary hereunder, unless a successor, substitute or additional Custodian is appointed pursuant to the terms of the Deposit Agreement.

(c)	Persons who own beneficial interests in the ADSs issued under the terms of the Original Deposit Agreement and outstanding as of the Effective Date shall, from and after the Effective Date, be treated as Beneficial Owners of ADS(s) under the Deposit Agreement.

(d)	ADSs and ADRs issued and outstanding under the Original Deposit Agreement as of the Effective Date shall, from and after the Effective Date, for all purposes be treated as ADSs and ADRs, as applicable, issued and outstanding hereunder and shall, from and after the Effective Date, be subject to the terms and conditions of this 2019 Amendment and the Deposit Agreement in all respects, except that any amendment to the Original Deposit Agreement or to the ADRs effected by this 2019 Amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT costs, delivery costs or such other expenses), or that otherwise prejudices any substantial right of Holders or Beneficial Owners, shall not become effective as to ADSs or ADRs, as applicable, issued under the Original Deposit Agreement and outstanding as of the Effective Date until the expiration of thirty (30) days after notice of this 2019 Amendment shall have been given to the Holders of such ADSs or ADRs, as applicable.

(e)	The securities, cash and other property held by the Custodian and the Depositary in respect of ADSs outstanding as of the Effective Date under the Original Deposit Agreement and defined as “Deposited Securities” thereunder shall, for all purposes from and after the Effective Date, be considered to be, and treated as, Deposited Property (as hereinafter defined) under the Deposit Agreement in all respects.

(f)	The “Holders” (as defined in the Original Deposit Agreement) of ADSs issued under the terms of the Original Deposit Agreement and outstanding as of the Effective Date shall, for all purposes from and after the Effective Date, be Holders under the terms of the Deposit Agreement.

(g)	The Depositary shall not be liable for any acts or omissions of a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

SECTION 2.03                      Amendments to Original Deposit Agreement.

1.                  Amendments of Defined Terms in Original Deposit Agreement. Section 1 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

“ADS Register” shall mean a register for the registration, registration of transfer, combination, and split-up of ADSs, and, in the case of direct registration ADSs, shall include the “Direct Registration System” (as hereinafter defined), which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement.

“ADS Record Date” shall have the meaning given to such term in paragraph 13 of the form of ADR (as hereinafter defined).

“Affiliate” shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act of 1933 (as hereinafter defined), or under any successor regulation thereto.

“American Depositary Receipt(s)”, “ADR(s)” and “Receipt(s)” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC (as hereinafter defined), be in the form of a “Balance Certificate.” The form of ADR attached hereto as Exhibit A (such form of ADR as amended from time to time, the “form of ADR”) is incorporated herein and made part of the Deposit Agreement and shall be binding on all parties to the Deposit Agreement, including all Holders (as hereinafter defined) and Beneficial Owners (as hereinafter defined hereinafter) of ADSs. Notwithstanding anything else contained herein or therein to the contrary, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms of the Deposit Agreement in all respects.

“American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the Direct Registration System utilized by the Depositary for such purposes under the terms referenced below under “Certificated ADSs” and “Uncertificated ADSs”. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of shares of the Company specified in the form of ADR (as amended from time to time) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), until there shall occur a distribution upon Deposited Securities referred to in paragraph 11 of the form of ADR or a change in Deposited Securities referred to in paragraph 15 of the form of ADR with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such paragraphs, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS). In addition, the ADS(s)-to-Share(s) ratio is subject to amendment as provided in paragraph 18 of the form of ADR of the Deposit Agreement (which may give rise to Depositary fees). American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under by the 2019 Amendment that prejudices any substantial existing right of “Holders” (as defined in the Original Deposit Agreement) or Beneficial Owners shall not become effective as to “Holders” or “Beneficial Owners” of American depositary shares issued under the Original Deposit Agreement until the expiration of thirty (30) days after notice of the amendments effected by the Deposit Agreement shall have been given to the “Holders” of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

“Bank of Russia” shall mean The Bank of Russia and its predecessor or successor Russian government agency.

“Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement. Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof.

“Certificated ADS(s)” and “Uncertificated ADS(s)” shall mean, respectively, the ADSs that are evidenced by ADR(s) (the “Certificated ADS(s)”) and the ADSs not evidenced by ADRs (the “Uncertificated ADS(s)”). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to (x) applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs, and (y) the continued availability of Certificated ADSs in the U.S. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Property represented by such Holders’ Uncertificated ADSs under the terms of paragraph 19 of the form of ADR. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to paragraph 2 and paragraph 11 of the form of ADR, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated herein. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms hereof. Any references in the Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth herein and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement and (b) the terms of hereof, the terms and conditions set forth herein shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

“Citibank” shall mean Citibank, N.A., a national banking association organized under the law of the United States of America, and its successors.

“Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

“Company” shall mean PJSC Rostelecom, a public joint stock company organized under the laws of the Russian Federation, and its successors.

“Custodian” shall mean Sberbank of Russia, whose principal office is presently located at 19 Vavilova Street, Moscow 119997, Russia, as agent of the Depositary for the purposes of the Deposit Agreement, and any other firm or entity which may hereafter be appointed by the Depositary pursuant to the terms of the Deposit Agreement, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

“Deliver” and “Delivery” shall mean (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Share Registrar (as hereinafter defined) or in the book-entry settlement of the Russian Central Securities Depository (as hereinafter defined), and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

“Deposit Agreement” shall mean the Original Deposit Agreement and all exhibits thereto (including, without limitation, the form of ADR attached thereto), as amended by this 2019 Amendment (including, without limitation, the form of ADR attached hereto as Exhibit A to this 2019 Amendment), and as the same may be amended from time to time in accordance with the terms of paragraph 16 of the form of ADR annexed as Exhibit A to the Original Deposit Agreement. For the avoidance of doubt, any reference to the term “Deposit Agreement” shall include the form of ADR as from time to time annexed to the Deposit Agreement or as such form of ADR is amended from time to time by agreement of the Depositary and the Company.

“Depositary” shall mean Citibank, N.A., a national banking association organized under the terms of the United States of America, and any successor as depositary hereunder.

“Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 5 of the Deposit Agreement and paragraph 11 of the form of ADR. All Deposited Property shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. Notwithstanding anything else contained herein, the securities, cash and other property delivered to the Custodian and the Depositary in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as “Deposited Securities” under the Original Deposit Agreement shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Property hereunder in all respects.

“Deposited Securities” shall mean the Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Deposit Agreement and constituting Deposited Property.

“Direct Registration System” means the system for the uncertificated registration of ownership of securities established by DTC and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADSs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

“Dollars” and “$” shall refer to the lawful currency of the United States.

“DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”). As such, the nominee for DTC will be the only “Holder” of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants (as hereinafter defined) to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants). Any distributions made, and any notices given, by the Depositary to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary’s obligations under the Deposit Agreement to make such distributions, and give such notices, in respect of the ADSs held in DTC (including, for avoidance of doubt, to the DTC Participants holding the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs).

“DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold in any one of its DTC accounts, from and after the date hereof, any American depositary shares issued and outstanding under the Original Deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Holder of such ADSs.

“Foreign Currency” shall mean any currency other than Dollars.

“Full Entitlement ADR(s)”, “Full Entitlement ADS(s)”, “Full Entitlement Share(s)”, “Partial Entitlement ADR(s)”, “Partial Entitlement ADS(s)” and “Partial Entitlement Share(s)” shall have the meaning ascribed to such term as set forth herein: In the event any Shares are deposited which (i) entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit or (ii) are not fully fungible (including, without limitation, as to settlement or trading) with the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Deposit Agreement, issue ADSs representing Partial Entitlement Shares which are separate and distinct from the ADSs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) and, if applicable, by issuing ADRs evidencing such ADSs with applicable notations thereon (“Partial Entitlement ADSs/ADRs” and “Full Entitlement ADSs/ADRs”, respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of the Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated hereby. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of hereof. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

“Holder(s)” shall mean the person(s) in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which a Holder holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which, and the extent to which, the services are made available to, Holders pursuant to the terms of the Deposit Agreement. The “Holders” (as defined in the Original Deposit Agreement) of American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Holders under the terms of the Deposit Agreement.

“New Shares” means any newly issued Shares that may be issued by the Company.

“Original Deposit Agreement” shall mean the Third Amended and Restated Deposit Agreement, dated as of May 11, 2016, by and among the Company, JPMorgan Chase Bank, N.A., as Original Depositary, and the Holders of American depositary shares evidenced by American depositary receipts issued thereunder.

“Original Depositary” shall mean JPMorgan Chase Bank, N.A., as depositary under the Original Deposit Agreement.

“Placement Notice” means the notice on the results of issuance of any New Shares if such notice is required to be filed with the Bank of Russia pursuant to the Standards of Issue.

“Placement Report” means the report on the results of issuance of any New Shares filed by the Company and registered by the Bank of Russia if such filing and registration are required pursuant to the Standards of Issue.

“Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this 2019 Amendment, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

“Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, the City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to the Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

“Restricted Securities” shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act of 1933 or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Russia, or under a shareholder agreement or the Charter of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act of 1933, and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

“Restricted ADR(s)”, “Restricted ADS(s)”, “Restricted Shares”, and “Uncertificated Restricted ADSs” shall have the meaning ascribed to such term as set forth herein: The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Securities in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”). Notwithstanding anything contained herein, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and reasonably satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws. The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as Certificated ADSs), or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC (unless (x) otherwise agreed by the Company and the Depositary, (y) the inclusion of Restricted ADSs is acceptable to the applicable clearing system, and (z) the terms of such inclusion are generally accepted by the Commission for Restricted Securities of that type), and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement, and (ii) if delivery thereof is deemed necessary and appropriate by the Company and the Depositary, an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer. Except as set forth herein and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than the terms hereof) and (b) the terms (i) hereof or (ii) the applicable Restricted ADR, the terms and conditions set forth hereof and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, if receipt thereof is deemed necessary and appropriate by the Company and the Depositary, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under the terms hereof and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, and (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing hereunder between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for inclusion in the applicable book-entry settlement systems

“Rubles” and “R” shall mean the national currency of the Russian Federation.

“Russia” shall mean the Russian Federation.

“Russian Central Securities Depository” shall mean the Russian National Settlement Depository and any other organization that is a central securities depository in the Russian Federation for the Deposited Securities.

“Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

“Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

“Share Registrar” shall mean VTB Registrar Joint Stock Company or any other institution organized under the laws of Russia appointed by the Company from time to time to carry out the duties of registrar for the Shares, and any successor thereto.

“Shares” shall mean the Company’s ordinary shares, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in nominal value, split-up, consolidation, reclassification, exchange, conversion or any other event described in paragraph 15 of the form of ADR in respect of the Shares of the Company, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

“Standards of Issue” means Standards of Issue of Securities and Order for State Registration of Issuance (Additional Issuance) of Issuance Securities, State Registration of Reports on Placement (Additional Placement) of Issuance Securities and Registration of Securities Prospectuses as approved by Bank of Russia Regulation No. 428-p, dated August 11, 2014, as may be amended or replaced.

“United States” and “U.S.” shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act of 1933.”

2.                  Amendment to Section 2 of the Original Deposit Agreement–ADRs. Section 2.01 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 2. ADRs.

(a)                Form. Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs. The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Original Deposit Agreement which from and after the date hereof becomes subject to the terms of the Deposit Agreement in all respects). ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the Delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding hereunder.

(b)               Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement as may be (i) necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owed by such Beneficial Owners.

(c)                Title. Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any ADR to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.”

3.                  Amendment to Section 3 of the Original Deposit Agreement–Deposit of Shares. Section 3 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 3. Deposit of Shares.

Subject to the terms and conditions of the Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 14 of the Deposit Agreement) at any time, whether or not the transfer books of the Company, the Russian Central Securities Depository or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following: (A) confirmation of book-entry transfer and recordation in the transfer books of the Share Registrar and/or of the Russian Central Securities Depository, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited, (D) evidence reasonably satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in Russia, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument reasonably satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

Without limiting any other provision of the Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (except in connection with the issuance of Restricted ADSs) nor (b) any fractional Shares or fractional Deposited Securities. No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Russia and any necessary approval has been granted by any applicable governmental body in Russia, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act of 1933, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made in connection with the issuance of Restricted ADSs, or (B) any Shares or other securities the deposit of which would violate any provisions of the Charter of the Company. For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

The Depositary shall instruct the Custodian upon each Delivery of registered Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Section 3 of the Deposit Agreement), together with the other documents above specified, to present such Deposited Securities, for registration of transfer into the name of the Depositary, the Custodian or a nominee of either, as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made. Deposited Securities shall be held by the Depositary, or by a Custodian for the account and to the order of the Depositary or a nominee of the Depositary, in each case, on behalf of the Holders and Beneficial Owners, at such place(s) as the Depositary or the Custodian shall determine. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Securities, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities. Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Securities, in each case only on behalf of the Holders and Beneficial Owners of the ADSs representing the Deposited Securities, upon the terms set forth in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs. The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Securities on behalf of the Holders and Beneficial Owners of ADSs representing the Deposited Securities, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.”

4.                  Amendment to Section 4 of the Original Deposit Agreement–Issue of ADRs. Section 4 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 4. Issuance of ADSs.

The Depositary has made arrangements with the Custodian for the Custodian to confirm to the Depositary upon receipt of a deposit of Shares (i) that a deposit of Shares has been made pursuant to Section 3 of the Deposit Agreement, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders’ register maintained by or on behalf of the Company by the Share Registrar or on the books of the Russian Central Securities Depository, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but, in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit of Shares and issuing ADSs (as set forth in paragraph 7 of the form of ADR and Exhibit B to the Deposit Agreement) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADS(s). The Depositary shall only issue ADSs in whole numbers and deliver, if applicable, ADR(s) evidencing whole numbers of ADSs.”

5.                  Amendment to Section 5 of the Original Deposit Agreement–Distributions of Deposited Securities. Section 5 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 5. Distributions on Deposited Securities; Conversion of Foreign Currency.

(a)                Distribution on Deposited Securities. The Company shall give notice to the Depositary of the specified corporate actions as follows:

Cash Distributions	At least twenty (20) days prior to the proposed distribution.
Share Distributions	At least twenty (20) days prior to the proposed distribution.
Elective Distributions in Cash or Shares	At least sixty (60) days prior to the proposed distribution.
Distribution of Rights to Purchase Additional ADSs	At least sixty (60) days prior to the proposed distribution.
Redemption of Shares	At least sixty (60) days prior to the proposed redemption.

Upon timely receipt of such notice, the Depositary shall, to the extent practicable, take the requisite action contemplated in paragraph 11 of the form of ADR, in each case upon the terms and conditions as set forth therein.

(b)               Conversion of Foreign Currency. Upon receipt by the Depositary or the Custodian of any foreign currency, if at the time of its receipt such foreign currency can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States for distribution to Holders entitled thereto, the Depositary shall as promptly as practicable convert or cause to be converted such foreign currency into Dollars by sale or in any other manner that it may determine, and shall transfer the resulting Dollars (net of its charges and expenses in effecting such conversion) to the United States and shall distribute such Dollars to the Holders entitled thereto in accordance with paragraph 11 of the form of ADR. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion to file such application for approval or license as it may deem desirable. If at any time the Depositary shall determine that in its judgment the conversion of any foreign currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to Holders for whom this is lawful and practicable, or (iii) hold (or cause the Custodian to hold) such foreign currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

(c)                Escheatment. In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.”

7.                  Amendment to Section 6 of the Original Deposit Agreement–Withdrawal of Deposited Securities. Section 6 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 6. Surrender of ADSs and Withdrawal of Deposited Securities.

Upon receipt of ADSs for cancellation and withdrawal of Deposited Securities, the Depositary shall take the requisite action contemplated in paragraph 2 of the form of ADR, subject to the terms and conditions as set forth therein.

8.                  Amendment to Section 7 of the Original Deposit Agreement–Substitution of ADRs. Section 7 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 7. Lost ADR, etc.

In case any ADR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange of and substitution for such mutilated ADR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder’s ownership thereof.”

9.                  Amendment to Section 9 of the Original Deposit Agreement–The Custodian. Section 9 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 9. The Custodian.

Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it. The Depositary reserves the right to add, replace or remove a Custodian. The Depositary will give prompt notice of any such action, which will be advance notice if practicable.

Any Custodian may resign from its duties hereunder by written notice to the Depositary. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act as custodian shall be instructed to deliver all Deposited Securities held by it to a custodian continuing to act in such capacity as Custodian. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs) and subject to the penultimate sentence of paragraph 16 of the form of ADR and the last paragraph of paragraph 23 of the form of ADR, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian.

10.              Amendment to Section 10 of the Original Deposit Agreement–List of Holders. Section 10 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 10. List of Holders.

The Company shall have the right to inspect transfer records of the Depositary and its agents and the ADS Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may reasonably request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses, and holdings of ADSs by all Holders as of a date within seven days of the Depositary’s receipt of such request. The Company agrees to provide a copy of such list to the Bank of Russia as of such dates as may be required under, and otherwise in accordance with, applicable Russian law and/or regulations.”

11.              Amendment to Section 11 of the Original Deposit Agreement–Depositary’s Agents. Section 11 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 11. Depositary’s Agents.

The Depositary may perform its obligations under the Deposit Agreement through any agents appointed by it. The Depositary shall be responsible solely for the due selection of such agents.”

12.              Amendment to Section 12 of the Original Deposit Agreement–Successor Depositary. Section 12 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 12. Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in paragraph 19 of the form of ADR), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in paragraph 19 of the form of ADR), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in paragraph 7 of the form of ADR and Section 15 of the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in paragraph 7 of the ADR and Section 15 of the Deposit Agreement), (ii) duly assign, transfer and deliver all of the Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.”

13.              Amendment to Section 13 of the Original Deposit Agreement–Reports. Section 13 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 13. Reports.

On or before the first date on which the Company makes any communication that would require, or result in, the Depositary taking action under the Deposit Agreement (e.g. voting, dividends, etc.) available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary. The Company has delivered to the Depositary and to the Custodian a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary and to the Custodian a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company’s delivery of all such communications, information and provisions for all purposes of the Deposit Agreement and the Depositary shall have no liability for the accuracy or completeness of any thereof.”

14.              Amendment to Section 14 of the Original Deposit Agreement–Additional Shares. Section 14 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 14. Issuance of Additional Shares, ADSs, etc.

The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, (viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, or (ix) a distribution of securities other than Shares, it will, upon the reasonable request of the Depositary, obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, and the securities laws of the states of the U.S.). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act of 1933 to be in effect or (2) is exempt from the registration requirements of the Securities Act of 1933 and (b) an opinion of Russian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Russia and (2) all requisite regulatory consents and approvals have been obtained in Russia. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act of 1933, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act of 1933, or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act of 1933. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities or distribute securities other than Shares, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in the Deposit Agreement, nothing in the Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.”

15.              Amendment to Section 15 of the Original Deposit Agreement–Indemnification. Section 15 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 15. Indemnification.

The Company shall indemnify, defend and save harmless each of the Depositary, the Custodian, and their respective directors, officers, employees, agents and Affiliates against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of (a) acts performed or omitted, in connection with the provisions of the Deposit Agreement and of the ADRs, as the same may be amended, modified or supplemented from time to time in accordance herewith (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and Affiliates, except for any liability or expense directly arising out of the gross negligence or willful misconduct of the Depositary or its directors, officers or Affiliates acting in their capacities as such hereunder, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates (b) any offer or sale of ADRs, ADSs, Shares or other Deposited Property or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense directly arises out of information (or omissions from such information) relating to the Depositary furnished in writing to the Company by the Depositary expressly for use in any such registration statement or (c) the unavailability of Deposited Securities or the failure to make any distribution of cash or other distributions with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Share Registrar, or their respective directors, employees, agents or Affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

Subject to the limitation set forth in the next succeeding paragraph, the Depositary shall indemnify, defend and save harmless the Company against any direct loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of the Deposit Agreement to the extent such loss, liability or expense is due to the gross negligence or willful misconduct of the Depositary.

Notwithstanding any other provision of the Deposit Agreement or the ADRs to the contrary, neither the Company nor the Depositary, nor any of their agents shall be liable to the other for any indirect, special, punitive or consequential damages (excluding reasonable fees and expenses of counsel) or lost profits (collectively “Special Damages”) of any form incurred by any of them or any other person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought; provided, however, that to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders or Beneficial Owners) against the Depositary or any of its agents acting under the Deposit Agreement, the Depositary and its agents shall be entitled to full indemnification from the Company for all such Special Damages, unless such Special Damages are found to have been a direct result of the gross negligence or willful misconduct of the Depositary.

The obligations set forth in this Section 15 shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.”

16.              Amendment to Section 16 of the Original Deposit Agreement–Notices. Section 16 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 16. Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to PJSC Rostelecom, 30 Goncharnaya St., Moscow 115172, Russia, Attention: Corporate Governance Department, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given (a) if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders. Any notices given to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.”

17.              Amendment to Section 17 of the Original Deposit Agreement–Registration of Shares; Share Registrar; Share Registrar. Section 17 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 17. Registration of Shares; Share Registrar.

(a) The Company has designated and appointed VTB Registrar Joint Stock Company, in Russia, as its Share Registrar in respect of the Shares and Deposited Securities. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or ADRs remain outstanding hereunder or the Deposit Agreement remains in force, provided, however, that the Company may appoint a substitute Share Registrar upon thirty (30) days prior written notice to the Depositary and the Holders, and any such substitution shall not be deemed an amendment of the Deposit Agreement or the ADRs and shall not be subject to the provisions of paragraph (18) of the form of ADR.

(b) The Company agrees that it shall, at any time and from time to time:

(i) take any and all action necessary to assure the accuracy and completeness of all information set forth in the share register maintained by the Share Registrar in respect of the Shares;

and

(ii) use its reasonable efforts to cause the Share Registrar promptly to notify the Depositary in writing at any time that the Share Registrar (A) eliminates the name of a shareholder of the Company from the share register or otherwise alters a shareholder’s interest in the Company’s shares and such shareholder alleges to the Company or the Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 17 thereof); (C) holds Shares of the Company for its own account; or (D) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 17 thereof) and has failed to cure such breach within a reasonable time.

(c) The Company agrees that it shall be solely liable for any act or failure to act on the part of the Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or other distributions (as defined in the Deposit Agreement) with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Share Registrar, or their respective directors, employees, agents or Affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(d) The Depositary agrees for the benefit of Holders and Beneficial Owners that the Depositary or the Custodian shall confirm regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Company and the Depositary agree that, for the purposes of the rights and obligations under the Deposit Agreement of the parties hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement.”

18.              Amendment to Section 18 of the Original Deposit Agreement–Miscellaneous. Section 18 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 18. Miscellaneous.

The Deposit Agreement is for the exclusive benefit of the parties thereto and their respective successors thereunder and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and Beneficial Owners of ADSs from time to time shall be parties to the Deposit Agreement and shall be bound by all of the provisions thereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The appointment of the Depositary under the Deposit Agreement shall not be deemed the appointment of the Depositary as depositary (депозитарий) or registrar (держатель реестра) for the purposes of Articles 7 or 8 of Russian Federal Law No. 39-FZ “On the Securities Market” dated 22 April 1996 (as amended) or other applicable Russian law in effect as of the date of this Deposit Agreement.”

19.              Amendment to Section 19 of the Original Deposit Agreement–Consent to Jurisdiction; Appointment of Agent for Service of Process. Section 19 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 19. Consent to Jurisdiction; Appointment of Agent for Service of Process.

The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Holder or Beneficial Owner, arising out of or relating to the Shares, the Deposited Securities, the ADSs, the ADRs, or the Deposit Agreement or the transactions contemplated thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon the Deposit Agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York. The Company has appointed CT Corporation System, presently having its offices at 28 Liberty Street, New York, New York 10005, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action, suit or proceeding (including, but not limited to, any arbitration proceeding as contemplated by Section 20 of the Deposit Agreement) arising out of or relating to the Shares, the Deposited Securities, the ADSs, the ADRs, or the Deposit Agreement or the transactions contemplated thereby which may be instituted by the Depositary or any Holder or Beneficial Owner, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid for so long as any ADSs or ADRs remain outstanding or the Deposit Agreement remains in force. The Company further hereby (i) agrees that service of process upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding and (ii) irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section of the Deposit Agreement. The Company agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process in New York, the Company shall promptly appoint a successor that is a legal entity with offices in New York, New York, so as to serve and will promptly advise the Depositary thereof. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices under the Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so mailed. Notwithstanding the foregoing, any action based on the Deposit Agreement may be instituted by the Depositary in any competent court in Russia and/or the United States.

By holding an ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the ADSs, the ADRs, or the Deposit Agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of, or in connection with, the Shares or Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs, THE ADRs, THE DEPOSIT AGREEMENT, and ANY TRANSACTIONs CONTEMPLATED THEREIN, OR THE BREACH THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).”

20.              Amendment to Section 20 of the Original Deposit Agreement–Arbitration; Settlement of Disputes. Section 20 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this 2019 Amendment, to read in its entirety as follows:

“Section 20. Arbitration; Settlement of Disputes.

Notwithstanding any other provision of the Deposit Agreement, any controversy, claim or cause of action brought by any party thereto arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, or any of the transactions contemplated thereby, and not classified as a “corporate dispute” under Article 225.1(1) of the Commercial Procedure Code of the Russian Federation (the “Commercial Procedure Code”) then in effect at the time of any such dispute and required by the Commercial Procedure Code to be adjudicated by a Russian court (any dispute that is not required to be adjudicated as a “corporate dispute” in a Russian court, an “Arbitrable Dispute”), may be referred to, and finally resolved by, binding arbitration in accordance with the Hong Kong International Arbitration Centre (“HKIAC”) Administered Arbitration Rules (the “HKIAC Rules”) in effect on the date of the Deposit Agreement, which HKIAC Rules are deemed incorporated by reference into this paragraph. Judgment upon the award rendered by the HKIAC arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third party litigation to which the Depositary is a party and to which the Company may be properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further, that any such Arbitrable Dispute or other controversy, claim or cause of action relating to or based upon the provisions of the federal securities laws of the United States or the rules and regulations promulgated thereunder may be submitted to arbitration as provided in this Section 20 of the Deposit Agreement.

Notwithstanding any other provision of the Deposit Agreement, the parties thereto agree that the Depositary may in its sole discretion require, by written notice to the relevant party, that any controversy, claim or cause of action brought by any party thereto against the Depositary shall be referred to and finally settled by an arbitration conducted under the terms set out in this Section 20 of the Deposit Agreement. In any case where the Depositary exercises its right to arbitrate hereunder, arbitration of the controversy, claim or cause of action shall be mandatory and any pending litigation arising out of or related to such controversy, claim or cause of action shall be stayed.

Notwithstanding any other provisions of the Deposit Agreement, the parties thereto agree that the state and federal courts in New York, New York shall have jurisdiction to hear and determine proceedings related to the enforcement of this Section 20 of the Deposit Agreement and irrevocably submit to the non-exclusive jurisdiction of such courts.

All of the parties to the Deposit Agreement agree not to challenge the terms and enforceability of this arbitration clause, including, but not limited to, any challenge based on lack of mutuality, and every such party hereby irrevocably waives any such challenge.

The place of the arbitration shall be Hong Kong, and the language of the arbitration shall be English. The law of this arbitration clause shall be New York State law.

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such a dispute, controversy or cause of action. If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the HKIAC shall appoint the three arbitrators pursuant to the HKIAC Rules. The parties and the HKIAC may appoint from among the nationals of any country, whether or not a party is a national of that country; provided, however, that the chairman of the arbitral tribunal shall not have the same nationality as any of the parties in dispute unless there is an express written agreement otherwise between the parties in dispute.

The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement. The arbitrators’ award shall be final and binding upon the parties and their respective successors, heirs, and assigns.

Any controversy, claim or cause of action rising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs, or the Deposit Agreement or the transactions contemplated thereby which is an Arbitrable Dispute and not subject to arbitration may be instituted in accordance with Section 19 of the Deposit Agreement. For the avoidance of doubt, this Section 20 does not preclude any Holder and Beneficial Owners from pursuing claims under the Securities Act of 1933 and the Securities Exchange Act of 1934 in the federal courts of New York, New York.”

ARTICLE III
MISCELLANEOUS

SECTION 3.01                      New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed that reflect the changes to the form of ADR effected by this 2019 Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen of the ADR attached as Exhibit A to this 2019 Amendment. However, ADRs issued prior or subsequent to the Effective Date, which do not reflect the changes to the form of ADR effected by this 2019 Amendment, do not need to be called in for exchange and may remain outstanding until such time as the holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

SECTION 3.02                      Notice of Amendment to Owners of ADSs. The Depositary is hereby directed to send notices informing the holders of ADSs (i) of the terms of this 2019 Amendment, (ii) of the Effective Date of this 2019 Amendment, and (iii) that the holders of ADSs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this 2019 Amendment, as provided in paragraph (18) of the form of ADR.

SECTION 3.03                      Ratification. Except as expressly amended by this 2019 Amendment, the terms, covenants and conditions of the Original Deposit Agreement as originally executed are hereby ratified and shall remain in full force and effect.

SECTION 3.04                      Governing Law. This 2019 Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding anything contained in the Original Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, (i) the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Russia (or, if applicable, such other laws as may govern the Deposited Securities), and (ii) the authorization and execution by the Company of this 2019 Amendment shall be governed by the laws of Russia.

SECTION 3.05                      Counterparts. This 2019 Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment No. 1 to the Third Amended and Restated Deposit Agreement to be executed by representatives thereunto duly authorized as of the date set forth above.

PJSC rostelecom

By: ________________________________
Name:
Title:

CITIBANK, N.A., as Depositary

By: _______________________________
Name:
Title:

Signature page to Amendment No. 1 to Deposit Agreement

Exhibit A

Form of ADR

EXHIBIT A

Annexed to and incorporated into

third amended and restated deposit agreement, as amended by that certain ameNdment no. 1

[FORM OF ADR]

Number	CUSIP NUMBER: _______
_____________

American Depositary Shares (each American Depositary Share representing the right to receive six (6) fully paid ordinary shares)

AMERICAN DEPOSITARY RECEIPT

for

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ordinary SHARES

of

pjsc rostelecom

(Incorporated under the laws of the Russian Federation)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary hereunder (the “Depositary”), hereby certifies that ____________ is the registered holder (“Holder”) of ____________ American Depositary Shares (“ADSs”), each ADS (subject to paragraph 15 of this ADR) representing six ordinary shares (the “Shares”), and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares (the “Deposited Securities”), of PJSC Rostelecom, a corporation organized under the laws of the Russian Federation (the “Company”), and deposited under the Third Amended and Restated Deposit Agreement, dated as of May 11, 2016 (the “Original Deposit Agreement”), as amended by that certain Amendment No. 1 to the Third Amended and Restated Deposit Agreement, dated as of [•], 2019 (the “2019 Amendment”), and as further amended from time to time (as so amended, the “Deposit Agreement”), among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of American Depositary Shares, some of which are evidenced by American Depositary Receipts issued thereunder (“ADRs”). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in paragraph 18 of the form of ADR annexed as Exhibit A to the 2019 Amendment. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

(1)               The Deposit Agreement and Issuances of ADSs. This ADR is one of an issue of ADRs, all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other Deposited Property (as defined in the Deposit Agreement) from time to time received and held on deposit in respect of the ADSs. Copies of the Deposit Agreement are on file at the Principal Office of the Depositary. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof. The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered Holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement.

The statements made on the face and reverse of this ADR contain summaries of certain provisions of the Deposit Agreement and the Charter of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Charter of the Company, to which reference is hereby made.

Subject to the other provisions hereof, the Depositary may issue ADSs for delivery at the Principal Office only against deposit of: (a) Shares in a form satisfactory to the Custodian (as hereinafter defined) or (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions. Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Shares are not “Restricted Securities” as such term is defined in the Deposit Agreement. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, transfer, and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the rules promulgated thereunder.

The Depositary makes no representation or warranty as to the validity or worth of the Deposited Property. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs. The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of the Deposit Agreement.

(2)               Withdrawal of Deposited Securities. The Holder of any ADSs (and of the ADR evidencing such ADSs) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered the ADSs to the Depositary at its Principal Office (and, if applicable, the ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in paragraph 7 of this ADR and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR evidencing the surrendered ADSs, of the Deposit Agreement, of the Charter of the Company, and of any applicable laws and the rules of the Russian Central Securities Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs (and of the applicable ADR) so Delivered, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the ADR evidencing the ADSs so canceled, of the Charter of the Company of the Company, of any applicable laws and of the rules of the Russian Central Securities Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by SWIFT, cable, telex or facsimile transmission.

Notwithstanding the foregoing, the Depositary shall not make such delivery (i) if the Depositary is notified by the Company in writing that delivery of Deposited Securities will not comply generally, or in one or more localities, with any applicable law or governmental or stock exchange regulations or the delivery of Deposited Securities is blocked by any applicable court order, or (ii) in the case where the Depositary has been informed by the Company that either a Placement Notice or a Placement Report has been prepared in respect of any New Shares represented by ADSs, then in relation to those ADSs, during any period prior to the Depositary being notified in writing that a valid Placement Notice has been duly and timely filed or a Placement Report has been registered by the Bank of Russia in relation to those Shares or, if later, until the Moscow business day next following the due and timely filing of a valid Placement Notice with the Bank of Russia or the registration of a valid Placement Report by the Bank of Russia.

Notwithstanding any other provision of the Deposit Agreement or this ADR, and subject to paragraph 24 of this ADR, the withdrawal and delivery of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)               Transfer, Combination and Split-up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in paragraph 7 of this ADR and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in paragraph 7 of this ADR and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(4)               Certain Limitations. As a condition precedent to the execution and Delivery, the registration of issuance, transfer, split up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Property, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of this ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in paragraph 7 of this ADR and Exhibit B to the Deposit Agreement, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature and such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, or any other matter contemplated by the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and Delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADR, if applicable, the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Deposit Agreement or this ADR, if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases to paragraph 24 of this ADR. Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated therewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)               Taxes. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs, or any Deposited Property or any distribution thereon, such tax or other governmental charge shall be paid by the Holders and Beneficial Owners to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to paragraph 24 of this ADR, any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of a Holder and/or Beneficial Owner, any part or all of such Deposited Securities and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, with the Holder and Beneficial Owner remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising from (i) any ADS held, (ii) the Deposited Property represented thereby, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADSs and the Deposited Property.

(6)               Disclosure of Interests/Compliance with Information Requests/Ownership Restrictions. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed, or the Charter of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and the Shares represented by such ADSs, as the case may be) and regarding the identity of any other person(s) interested in such ADSs (and the Shares represented by such ADSs, as the case may be) and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

Notwithstanding any other provision contained in this ADR or of the Deposit Agreement to the contrary, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Charter of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Charter of the Company. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described herein.

(7)               Charges of the Depositary. The following ADS fees are payable under the terms of the Deposit Agreement:

(i)	ADS Issuance Fee: by any person for whom ADSs are issued (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) issued under the terms of the Deposit Agreement;

(ii)	ADS Cancellation Fee: by any person for whom ADSs are being cancelled (e.g., a cancellation of ADSs for Delivery of deposited shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled;

(iii)	Cash Distribution Fee: by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements);

(iv)	Stock Distribution /Rights Exercise Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs pursuant to (a) stock dividends or other free stock distributions, or (b) an exercise of rights to purchase additional ADSs;

(v)	Other Distribution Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares);

(vi)	Depositary Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii)	Custodial Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(viii)	Registration of ADS Transfer Fee: by any Holder of ADS(s) being transferred or by any person to whom ADSs are transferred, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) transferred; and

(ix)	ADS Conversion Fee: by any Holder of ADS(s) being converted or by any person to whom the converted ADSs are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) converted from one ADS series to another ADS series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferrable ADSs, and vice versa).

The Company, Holders, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)	such SWIFT costs and expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(d)	in connection with the conversion of Foreign Currency (as defined in the Deposit Agreement), the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes and other charges shall be deducted from the Foreign Currency;

(e)	any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements; and

(f)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADR program.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, any such change may be made only in the manner contemplated by paragraph 18 of this ADR. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the Depositary Services Fee and the Custodial Services Fee are payable by Holders as of the applicable ADS Record Date (as hereinafter defined) established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the Depositary Services Fee and the Custodial Services Fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 12 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(8)               Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the Principal Office of the Depositary. The Depositary will distribute (at the expense of the Company) copies of such communications (or English translations or summaries thereof) to Holders when requested and furnished by the Company. The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b)(2)(i) under the Securities Exchange Act of 1934, on its Internet Web site (https://www.company.rt.ru/en/about/info/) or through an electronic information delivery system generally available to the public in its primary trading market. The Company represents that as of the date of the Deposit Agreement, the statements in the previous sentence of paragraph 8 of this ADR with respect to the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 are true and correct. The Company agrees to promptly notify the Depositary and all Holders in the event of any change in the truth of any such statements. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Company is not complying with those requirements.

(9)               Title to ADRs. Subject to the limitations contained in the Deposit Agreement and in this ADR, it is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that this ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless, in the case of a holder, such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(10)           Execution/Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. An ADR bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

Dated: __________________________

CITIBANK, N.A., as Transfer Agent and Registrar	CITIBANK, N.A., as Depositary

By: __________________________________	By: __________________________________
Authorized Signatory	Authorized Signatory

The address of the Principal Office of the Depositary is:
388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(11)           Distributions on Deposited Securities. (a) Cash Distributions: Upon the timely receipt by the Depositary of a notice from the Company (delivered in accordance with the terms of Section 16 of the Deposit Agreement) that it intends to make a distribution of a cash dividend or other cash distribution, the Depositary shall establish the ADS Record Date upon the terms described in paragraph 13 of this ADR. Upon confirmation of receipt of (x) any cash dividend or other cash distribution on any Deposited Securities, or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms of the Deposit Agreement, the Depositary will (i) if any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (subject to the terms and conditions described in Section 5 of the Deposit Agreement), and (ii) distribute promptly the amount thus received (net of (a) the applicable fees and charges set forth in paragraph 7 of this ADR and Exhibit B to the Deposit Agreement and (b) applicable taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this paragraph 11(a), and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this paragraph 11(a) where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(b) Share Distributions: Upon the timely receipt by the Depositary of a notice from the Company (delivered in accordance with the terms of Section 16 of the Deposit Agreement) that it intends to make a distribution that consists of a dividend in or free distribution of Shares, the Depositary shall establish the ADS Record Date upon the terms described in paragraph 13 of this ADR. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in paragraph 11(a) of this ADR.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 14 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act of 1933 or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of paragraph 11(a) of this ADR. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this paragraph 11(b), and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this paragraph 11(b) where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(c) Elective Distributions in Cash or Shares: Upon the timely receipt of a notice from the Company (delivered in accordance with the terms of Section 16 of the Deposit Agreement) indicating that the Company wishes an elective distribution in cash or Shares to be made available to Holders of ADSs, the Company and the Depositary shall determine in accordance with this paragraph 11(c) whether such distribution is lawful and reasonably practicable. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 14 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall, subject to the terms and conditions of this paragraph 11(c), establish the ADS Record Date according to paragraph 13 of this ADR and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash in paragraph 11(a) of this ADR. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms described in paragraph 11(b) of this ADR. If such elective distribution is not reasonably practicable or if the Depositary did not receive reasonably satisfactory documentation set forth in the Deposit Agreement, the Depositary shall establish an ADS Record Date upon the terms of paragraph 13 of this ADR and, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in the Russian Federation in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in paragraphs 11(a) and 11(b), respectively, of this ADR. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this paragraph 11(c), and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this paragraph 11(c) where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(d) Distribution of Rights to Purchase Additional ADSs: Upon the timely receipt by the Depositary of a notice from the Company (delivered in accordance with the terms of Section 16 of the Deposit Agreement) indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 14 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS Record Date (upon the terms described in paragraph 13 of this ADR) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive reasonably satisfactory documentation within the terms of Section 14 of the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms of paragraph 11(a) of this ADR. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described in this paragraph 11(d), the Depositary shall allow such rights to lapse. The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law), covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

(e) Distributions other than Cash, Shares or Rights to Purchase Shares: Upon receipt of a notice from the Company (delivered in accordance with the terms of Section 16 of the Deposit Agreement) indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the applicable documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of paragraph 11(a) of this ADR. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be responsible for (i) any failure to determine whether it is lawful or practicable to make the property described in this paragraph 11(e) available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(12)           Redemption. Upon timely receipt of notice from the Company (delivered in accordance with the terms of Section 16 of the Deposit Agreement) that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and reasonably satisfactory documentation, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company’s intention to exercise the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in paragraph 11(a) of this ADR. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the Dollar equivalent of the per Share amount received by the Depositary upon the redemption of the Deposited Securities represented by ADSs (subject to the terms hereof and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this paragraph 12, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this paragraph 12 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(13)           ADS Record Date. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company, the “ADS Record Date”) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph 7 of this ADR as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, or to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(14)           Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with paragraph 13 of this ADR. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and not prohibited by law, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Charter of the Company, and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given. In the event the Company fails to give the Depositary timely notice of the proposed meeting at which holders of Deposited Securities are entitled to vote, or of the solicitation of consents or proxies from holders of Deposited Securities, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this paragraph 14, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform such actions contemplated in this paragraph 14 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts in performing such actions.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Charter of the Company, and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with such voting instructions. Notwithstanding the terms of the Deposit Agreement or this ADR, it will be a condition that the Holders of ADSs providing voting instructions to the Depositary also provide the Depositary, the Company, the Russian Central Securities Depository and the Share Registrar, as the case may be, with such information about, and documents pertaining to, the applicable Holders and/or Beneficial Owners of the ADSs being voted as may be required under Russian law as in effect from time to time, and any voting instructions provided to the Depositary without the requisite information and documentation, in each case reasonably satisfactory to the Company and the Depositary, will be disregarded.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated in the Deposit Agreement or herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will not vote such Deposited Securities.

Notwithstanding anything else contained in the Deposit Agreement or this ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary. There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

(15)           Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and the ADSs shall, subject to the provisions of the Deposit Agreement, the ADR evidencing such ADSs and applicable law, represent the right to receive such additional or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes) and receipt of an opinion of counsel to the Company reasonably satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to paragraph 11(a) of this ADR. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(16)           Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Russian Federation, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Charter of the Company, any economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (x) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (y) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, any act of God, war, terrorism, nationalization or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, performing any act or thing or omitting to perform any act or thing, which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph 14 of this ADR) or (ii) by reason of the disclosure of any information obtained during the performance of its duties under the Deposit Agreement or this ADR, or (iii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or commercially practicable); (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs, and this ADR, which in its or their opinion may involve it or them in expense or liability, unless indemnity satisfactory to it or them against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs, and this ADR, which in its or their opinion may involve it or them in expense or liability, unless indemnity satisfactory to it or them against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, and Beneficial Owner, or any other person believed by it or them to be competent to give such advice or information provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of Citibank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of Russian law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary shall not be liable to the Company, any Holder or Beneficial Owner or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of cash or other distributions with respect thereto as a result of (a) any act or failure to act of the Company or its agents, including the Share Registrar, or its or their respective directors, employees, agents or affiliates, (b) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (c) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (d) any provision of any present or future Charter of the Company or any other instrument of the Company governing Deposited Securities, or (e) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADSs. Notwithstanding anything to the contrary set forth in the Deposit Agreement or any ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Beneficial Owner, any ADR(s) or ADS(s) or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of ADSs. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness or solvency of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary. The Company has agreed to indemnify the Depositary and its agents under certain circumstances. Neither the Depositary nor any of its agents shall be liable to Holders or Beneficial Owners for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(17)           Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in paragraph 19 of this ADR), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in paragraph19 of this ADR), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in paragraph 7 of this ADR and Section 15 of the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in paragraph 7 of this ADR and Section 15 of the Deposit Agreement), (ii) duly assign, transfer and deliver all of the Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(18)           Amendment. Subject to the terms and conditions of this paragraph 18, the last sentence of paragraph 2 of this ADR, and paragraph 24 of this ADR, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT costs and expenses, delivery costs, foreign exchange control regulations, or other such expenses), or that shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder or Beneficial Owners at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of any Holder to surrender their ADSs and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933, or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement (including the form of ADR) shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Depositary’s or the Company’s website or upon request from the Depositary).

(19)           Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) sixty (60) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) sixth (60) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 12 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in paragraph 7 of this ADR), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in paragraph 7 of this ADR), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Section 15 of the Deposit Agreement and paragraphs 7 and 20, respectively, of this ADR. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).

(20)           Governing Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The Deposit Agreement, the ADRs and the ADSs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement to the contrary, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Russian Federation (or, if applicable, such other laws as may govern the Deposited Securities).

By holding an ADS or an interest therein, Holders and Beneficial Owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs, THE ADRs, THE DEPOSIT AGREEMENT, and ANY TRANSACTIONs CONTEMPLATED THEREIN, OR THE BREACH THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

The Company has agreed in the Deposit Agreement to appoint CT Corporation System, presently having its office at 28 Liberty Street, New York, New York 10005, as its authorized agent upon which process may be served in any action, suit or proceeding (including, but not limited to, any arbitration proceeding as contemplated by the Deposit Agreement) arising out of or relating to the Shares, the Deposited Securities, the ADSs, the ADRs, or the Deposit Agreement or the transactions contemplated thereby which may be instituted by the Depositary or any Holder.

(21)           Arbitration; Settlement of Disputes. The Deposit Agreement provides that notwithstanding any other provision thereof, any controversy, claim or cause of action brought by any party thereto arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, or any of the transactions contemplated thereby, and not classified as a “corporate dispute” under Article 225.1(1) of the Commercial Procedure Code of the Russian Federation (the “Commercial Procedure Code”) then in effect at the time of any such dispute and required by the Commercial Procedure Code to be adjudicated by a Russian court (any dispute that is not required to be adjudicated as a “corporate dispute” in a Russian court, an “Arbitrable Dispute”), may be referred to, and finally resolved by, binding arbitration in accordance with the Hong Kong International Arbitration Centre (“HKIAC”) Administered Arbitration Rules (the “HKIAC Rules”) in effect on the date of the Deposit Agreement, which HKIAC Rules are deemed incorporated by reference into the Deposit Agreement. Judgment upon the award rendered by the HKIAC arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third party litigation to which the Depositary is a party and to which the Company may be properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further, that any such Arbitrable Dispute or other controversy, claim or cause of action relating to or based upon the provisions of the federal securities laws of the United States or the rules and regulations promulgated thereunder may be submitted to arbitration as described in Section 20 of the Deposit Agreement.

Notwithstanding any other provision of the Deposit Agreement to the contrary, the Depositary may in its sole discretion require, by written notice to the relevant party, that any controversy, claim or cause of action brought by any party thereto against the Depositary shall be referred to and finally settled by an arbitration conducted under the terms described in Section 20 of the Deposit Agreement. In any case where the Depositary exercises its right to arbitrate thereunder, arbitration of the controversy, claim or cause of action shall be mandatory and any pending litigation arising out of or related to such controversy, claim or cause of action shall be stayed.

Notwithstanding any other provisions of the Deposit Agreement, the parties thereto agree that the state and federal courts in New York, New York shall have jurisdiction to hear and determine proceedings related to the enforcement of Section 20 of the Deposit Agreement and irrevocably submit to the non-exclusive jurisdiction of such courts.

The parties to the Deposit Agreement have agreed therein not to challenge the terms and enforceability of Section 20 of the Deposit Agreement, including, but not limited to, any challenge based on lack of mutuality, and every such party thereby irrevocably waived any such challenge.

The place of any arbitration contemplated under Section 20 of the Deposit Agreement shall be Hong Kong, and the language of such arbitration shall be English. The law of the arbitration clause under Section 20 of the Deposit Agreement shall be New York State law.

The number of arbitrators contemplated under Section 20 of the Deposit Agreement shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such a dispute, controversy or cause of action. If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the HKIAC shall appoint the three arbitrators pursuant to the HKIAC Rules. The parties and the HKIAC may appoint from among the nationals of any country, whether or not a party is a national of that country; provided, however, that the chairman of the arbitral tribunal shall not have the same nationality as any of the parties in dispute unless there is an express written agreement otherwise between the parties in dispute.

The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of any provisions of the Deposit Agreement. The arbitrators’ award shall be final and binding upon the parties and their respective successors, heirs, and assigns.

Any controversy, claim or cause of action rising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs, or the Deposit Agreement or the transactions contemplated thereby which is an Arbitrable Dispute and not subject to arbitration may be instituted in accordance with Section 19 of the Deposit Agreement. For the avoidance of doubt, Section 20 of the Deposit Agreement does not preclude any Holder or Beneficial Owners from pursuing claims under the Securities Act of 1933 and the Securities Exchange Act of 1934 in the federal courts of New York, New York.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, or the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding or the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs, or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

(22)           Registration of Shares; Share Register.

(a) Pursuant to the Deposit Agreement, the Company has designated and appointed VTB Registrar Joint Stock Company, in the Russian Federation, as its Share Registrar in respect of the Shares and Deposited Securities. The Company has agreed in the Deposit Agreement to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs remain outstanding under the Deposit Agreement or the Deposit Agreement remains in force, provided, however, that the Company may appoint a substitute Share Registrar upon thirty (30) days prior written notice to the Depositary and the Holders, and any such substitution shall not be deemed an amendment of the Deposit Agreement or the ADRs and shall not be subject to the provisions of paragraph 18 of this ADR.

(b) The Company has agreed in the Deposit Agreement that it shall, at any time and from time to time: (i) take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the share register maintained by the Share Registrar in respect of the Shares or Deposited Securities; and (ii) use its reasonable efforts to cause the Share Registrar promptly to notify the Depositary in writing at any time that the Share Registrar (A) eliminates the name of a shareholder of the Company from the share register or otherwise alters a shareholder’s interest in the Company’s shares and such shareholder alleges to the Company or the Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 17 thereof); (C) holds Shares of the Company for its own account; or (D) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 17 thereof) and has failed to cure such breach within a reasonable time.

(c) The Company has agreed in the Deposit Agreement that it shall be solely liable for any act or failure to act on the part of the Share Registrar, and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(d) The Depositary has agreed in the Deposit Agreement that the Depositary or the Custodian will confirm regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Company and the Depositary have agreed in the Deposit Agreement that, for the purposes of the rights and obligations under the Deposit Agreement and this ADR of the parties thereto and hereto, respectively, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement.

(23)           Depositary’s Agents. The Depositary may perform its obligations under the Deposit Agreement through any agent appointed by it. Except as set forth herein, the Depositary shall have no other responsibility or liability to Holders or Beneficial Owners with respect to the acts of, or the failure to act by, any agent or attorney including the Custodian. With respect to any and all losses, damages, costs, judgments, expenses and other liabilities (including reasonable attorneys’ fees and expenses) (collectively referred to as “Losses”) incurred by any Holder or Beneficial Owner as a direct result of the acts or failure to act by such agent or attorney, the Depositary shall take such commercially reasonable action as the Depositary deems in good faith to be appropriate to recover such Losses from such agent or attorney, subject to the provisions of any agreement with the applicable agent or attorney; provided that in no event shall the Depositary be under any obligation to initiate or prosecute any action, suit or other proceeding in respect of the foregoing. The Depositary shall distribute any amounts so recovered (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian) to the Holders and Beneficial Owners entitled thereto; and the Depositary’s sole responsibility and liability to such Holders and Beneficial Owners shall be limited to amounts so received from such agent or attorney (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian). In each case, the liability of the agent or attorney will be limited to direct (but not indirect, including consequential) Losses incurred by Holders and Beneficial Owners.

Only the Depositary, acting on behalf of the Holders and Beneficial Owners, will be permitted to bring claims against the Custodian in respect of Losses included by Holders and Beneficial Owners as a result of the acts of, or the failure to act by, the Custodian. Notwithstanding anything to the contrary contained in the Deposit Agreement (including this ADR), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian. The Depositary shall have no other responsibility or liability to Holders or Beneficial Owners with respect to the acts of, or the failure to act by, any agent or attorney including the Custodian. Notwithstanding anything to the contact contained in the Deposit Agreement (including this ADR), the Depositary shall not be liable for the unavailability of the Shares or the failure to make any distribution of cash or property with respect thereto as a result of such unavailability.

(24)           Compliance with, and No Disclaimer under, U.S. Securities Laws.

(a) Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(b)       Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case to the extent established under applicable U.S. laws.

(25)           No Third Party Beneficiaries/Acknowledgements. The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the United States and the Russian Federation, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Deposit Agreement.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name: ________________________________
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.
__________________________
SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

[Legends: The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR: “This ADR evidences ADSs representing ‘partial entitlement’ Shares of the Company and as such do not entitle the holders thereof to the same per-share entitlement as other Shares (which are ‘full entitlement’ Shares) issued and outstanding at such time. The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the Shares represented by such ADSs become ‘full entitlement’ Shares.”]

Exhibit B

Fee Schedule

EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement. Except as otherwise specified herein, any reference to ADSs herein includes Partial Entitlement ADSs, Full Entitlement ADSs, Certificated ADSs, Uncertificated ADSs, and Restricted ADSs.

I.	ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.
(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

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(6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.
(7) Custodial Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.
(8) Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.
(9) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.

II.	Charges

The Company, Holders, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)	such SWIFT costs and expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Property or of the Holders and Beneficial Owners of ADSs;

(iv)	in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

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(v)	any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements; and

(vi)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADR program.

The above fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

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